Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +1.202.637.2200 Fax: +1.202.637.2201
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
December 20, 2021	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
Innovid Corp.	Hamburg	Seoul
30 Irving Place, 12th Floor	Hong Kong	Shanghai
New York, NY 10003	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re: Innovid Corp. – Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as special counsel to Innovid Corp., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) the resale of (a) 86,321,962 shares of the Company’s common stock, par value $0.0001 per share (the “common stock”) issued in connection with the Merger (as defined in the Registration Statement) (the “Resale Shares), 2,227,482 shares of common stock reserved for issuance upon the exercise of options to purchase common stock (the “Option Shares”) issuable under certain equity plans of the Company (the “Plans”), and 7,060,000 shares of common stock issuable to certain holders of warrants to purchase the Company’s common stock upon exercise thereof (the “Private Warrant Shares”), and (b) an aggregate of up to 7,060,000 private placement warrants to purchase common stock (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of ION Acquisition Corp 2 Ltd. (the “IPO”), in each case, by the selling securityholders named in the Registration Statement and (ii) the issuance by the Company of (a) up to 3,162,500 shares (the “Public Warrant Shares” and, together with the Private Warrant Shares, the “Warrant Shares”) of common stock upon the exercise of warrants to purchase shares of common stock (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”) issued in connection with the IPO, (b) the Private Warrant Shares and (c) Option Shares. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”) other than as expressly stated herein with respect to the issue of the Resale Shares, the Warrant Shares, the Private Placement Warrants and the Option Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”) and, with respect to the

December 20, 2021 Page 2
opinions set forth in numbered paragraph 2 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1.The Resale Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
2.The Private Placement Warrants are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
3.When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Warrant holders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
4.When the Option Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company in the circumstances contemplated by and pursuant to the Plans and assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of applicable law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Option Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
Our opinions set forth in numbered paragraph 2 are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or

December 20, 2021 Page 3
security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, and (m) the severability, if invalid, of provisions to the foregoing effect.
With your consent, we have assumed (a) that the Warrants and the warrant agreement, dated February 10, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent, relating to the Warrants, have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that such securities constitute or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (c) that the status of the Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP